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                                                                     EXHIBIT 10

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form N-4 (Registration No. 333-72714) for MONY Variable Account A--Individual Flexible Payment Variable Annuity Contract of our report dated February 8, 2001, relating to the consolidated financial statements of MONY Life Insurance Company and Subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
January 9, 2002

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